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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549




                                  FORM 8-K




                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported) February 28 , 2002
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                            W.W. Grainger, Inc.
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           (Exact Name of Registrant as Specified in its Charter)


                                  Illinois
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               (State or Other Jurisdiction of Incorporation)


          1-5684                                          36-1150280
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 (Commission File Number)                   (I.R.S. Employer Identification No.)


100 Grainger Parkway, Lake Forest, Illinois                  60045-5201
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  (Address of Principal Executive Offices)                   (Zip Code)


                               (847) 535-1000
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            (Registrant's Telephone Number, Including Area Code)


                               Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

         On February 28, 2002, W.W. Grainger, Inc., an Illinois corporation ("GWW"), and Mountain Capital Corporation, a Nevada corporation ("MCC"), consummated a transaction whereby MCC sold to GWW substantially all of the assets of MCC, consisting of 4,801,600 shares of common stock, par value $.50 per share, of GWW ("GWW Common Stock") and cash (the "Purchased Assets"), and in exchange for the Purchased Assets, GWW transferred to MCC 4,695,725 shares of GWW Common Stock (the "Acquisition"), upon the terms and subject to the conditions set forth in the Purchase Agreement dated as of February 28, 2002 (the "Purchase Agreement") by and among GWW, MCC and the shareholders of MCC (the "MCC Shareholders"). The number of shares of GWW Common Stock transferred by GWW to MCC reflects a 1.5% discount from the number of shares of GWW Common Stock received by GWW from MCC and reflects certain other adjustments pursuant to a formula set forth in the Purchase Agreement to account for the reimbursement by MCC of expenses incurred by GWW in connection with the Acquisition and the payment by GWW of certain indebtedness of MCC at the closing.

         Immediately following the Acquisition, MCC distributed all of the shares of GWW Common Stock received from GWW in the Acquisition to the MCC Shareholders in accordance with the terms of a plan of liquidation adopted by the board of directors of MCC and the MCC Shareholders that provides for a complete liquidation of the assets of MCC.

         In connection with the Acquisition, GWW also entered into (i) an Escrow Agreement dated as of February 28, 2002 (the "Escrow Agreement") by and among GWW, MCC, the MCC Shareholders and American National Bank and Trust Company of Chicago, which provides for, among other things, the pledge by MCC of ten percent (10%) of the shares received by MCC from GWW in the Acquisition (the "Escrow Shares"), and the pledge by the MCC Shareholders of the Escrow Shares, to GWW pursuant to the terms of the Escrow Agreement to serve as security for the indemnification obligations and liabilities of MCC and the MCC Shareholders under the Purchase Agreement and (ii) a Share Transfer Restriction Agreement dated as of February 28, 2002 (the "Share Transfer Restriction Agreement") by and among GWW, the MCC Shareholders and certain other persons and entities listed on the signature pages thereto (the "Other Shareholders"), which provides for, among other things, certain restrictions on the transfer of shares of GWW Common Stock received by the MCC Shareholders in connection with the liquidation of MCC and certain other shares of GWW Common Stock now or hereafter owned by the MCC Shareholders and the Other Shareholders.

         The Acquisition and the other transactions contemplated by the Purchase Agreement, the Escrow Agreement and the Share Transfer Restriction Agreement were approved by the Board of Directors of GWW based upon the recommendation of The Board Affairs and Nominating Committee of the Board of Directors of GWW. James D. Slavik, a member of the Board of Directors of GWW, was not present at any portion of the meetings of, and did not participate in any of the deliberations of, the Board of Directors of GWW or The Board Affairs and Nominating Committee relating to the review, consideration or approval of the Acquisition or the other transactions contemplated by the Purchase Agreement, the Escrow Agreement and the Share Transfer Restriction Agreement. Mr. Slavik is the President of MCC and one of two directors of MCC. In addition, Mr. Slavik, Mr. Slavik's children and certain other members of the Slavik family own all of the outstanding shares of common stock of MCC either directly or indirectly through family trusts. Mr. Slavik is the trustee or co-trustee of several of these family trusts.


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         The transfer of shares of GWW Common Stock to MCC in connection with the Acquisition and to the MCC Shareholders in connection with the liquidation of MCC was made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). MCC and the MCC Shareholders have represented to GWW that each of them is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

         The preceding discussion is qualified in its entirety by reference to the Purchase Agreement, the Escrow Agreement and the Share Transfer Restriction Agreement, which agreements are exhibits hereto and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

         Exhibit No.     Document Description
         ----------      --------------------

         10.1 Purchase Agreement dated as of February 28, 2002 by and among W.W. Grainger, Inc., Mountain Capital Corporation and the shareholders of MCC listed on the signature pages thereto.

         10.2 Escrow Agreement dated as of February 28, 2002 by and among W.W. Grainger, Inc., Mountain Capital Corporation, the shareholders of Mountain Capital Corporation and American National Bank and Trust Company of Chicago.

         10.3 Share Transfer Restriction Agreement dated as of February 28, 2002 by and among W.W. Grainger, Inc., the shareholders of Mountain Capital Corporation and the persons listed as the "Other Shareholders" on the signature pages thereto.













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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 28, 2002



                                      W.W. GRAINGER, INC.



                                      By:  /s/ John L. Howard
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                                      Name:  John L. Howard
                                      Title: Senior Vice President and
                                             General Counsel



















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